EXHIBIT 23

                         CONSENT OF EXPERTS AND COUNSEL




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                                                                      EXHIBIT 23


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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The Board of Directors
Leeds Federal Bankshares, Inc.:


We consent to the incorporation by reference in the Registration Statement (No. 333-44899) on Form S-8 of Leeds Federal Bankshares, Inc. of our report dated August 18, 2000, relating to the consolidated statements of financial condition of Leeds Federal Bankshares, Inc. and subsidiary as of June 30, 2000 and 1999, and the related consolidated statements of income and comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 2000, which report appears in the June 30, 2000 Annual Report on Form 10-KSB of Leeds Federal Bankshares, Inc.


                                        /s/ KPMG LLP
                                        -------------------------
                                        KPMG LLP


Baltimore, Maryland
September 22, 2000